ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            BIOCELL INNOVATIONS, INC.

     Pursuant to the provisions of article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

ARTICLE ONE

The name of the corporation is Biocell Innovations, Inc.

ARTICLE TWO

The shareholders of the corporation on April 24, 2002 adopted the following amendment to the articles of incorporation. The corporation voted to change the original directors and to provide that the shareholders determine the number of directors and their selection.

The amendment amends Article VI to read as follows:

                             VI. BOARD OF DIRECTORS

The initial Board of Directors of this Corporation shall be composed of three
(3) persons, and the Members of the Board of Directors and their addresses are as follows:

Richard B. Cole
6302 Tall Canyon Court
Katy, Texas 77450

Glen T. Odom
915 Knowlton Ave.
Baytown, Texas 77520

Rodney Evans
1106 Mabry Rd.
Baytown, Texas 77520


After the election of the initial Board of Directors, the shareholders of the corporation shall determine the number of Directors and their election.


ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 10,000,000; and the number of shares entitled to vote thereon was 2,450,000.

ARTICLE FOUR

We, the undersigned, being the shareholders of all of the outstanding shares of the corporation at the time of such adoption do hereby agree to these Amendments to Articles of Incorporation, and we have duly adopted this Amendment and entered it in the corporate records of the corporation.


/s/______________________________________ Date: May 9, 2002
Richard Cole


/s/______________________________________ Date: May 9, 2002
Glen Odom


/s/______________________________________ Date: May 9, 2002
Randy Evans